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                                                                    EXHIBIT 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   YAHOO! INC.
                                LICENSE AGREEMENT

         This License Agreement (the "Agreement") is made as of this 17th day of February, 1999 (the "Effective Date") between Yahoo! Inc., a California corporation, with offices at 3420 Central Expressway, Suite 201, Santa Clara, CA 95051, ("Yahoo") and The Street.com, Inc., a Delaware corporation, with offices at Two Rector Street, 14th Floor, New York, NY 10006 ("Licensor").

In consideration of the mutual promises contained herein, the parties agree as follows:

Section 1:        Definitions.

"Affiliates" shall mean any company or any other entity world-wide, including, without limitation, corporations, partnerships, joint ventures, and Limited Liability Companies in which Yahoo owns at least a twenty percent (20%) ownership, equity, or financial interest.

"Click-through" shall mean a user selecting or clicking on the Licensor Content from the Content Pages that will directly link the user to the full text of the news story on the Licensor Site.

"Content Pages" shall mean the pages that result from current stock quote pages of Yahoo Finance for a company after the user submits a request for "News" relating to that company.


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"Intellectual Property Rights" shall mean all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign.

"Licensor Brand Features" shall mean all trademarks, service marks, logos and other distinctive brand features of Licensor that are used in or relate to the Licensor Content, including without limitation, the trademarks, service marks and logos described in Exhibit A.

"Licensor Content" shall mean, collectively, those headlines of newswires collected, produced and owned by Licensor which link to certain newswires made available on Licensor's Site and as described on Exhibit B.

"Licensor Site" shall mean Licensor's World Wide Web site currently located at http://www.thestreet.com.

"Yahoo Brand Features" shall mean all trademarks, service marks, logos and other distinctive brand features of Yahoo that are used in or relate to a Yahoo Property, including, without limitation, the trademarks, service marks and logos described in Exhibit A.

"Yahoo Finance" shall mean Yahoo's U.S. based property with information relating to finance and investments and currently located at http://quote.yahoo.com.

"Yahoo Properties" shall mean any Yahoo branded or co-branded media properties, including, without limitation, Internet guides, developed in whole or in part by Yahoo or its Affiliates and distributed or made available by Yahoo or its Affiliates.

Section 2:        Licenses; Responsibilities of the Parties.

2.1 Grant of Licenses. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Yahoo, under Licensor's Intellectual Property Rights:

         (a) A non-exclusive, worldwide license to use, modify, reproduce, distribute, display and transmit the Licensor Content in electronic form


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                  on the Content Pages and in connection with other Yahoo
                  Properties and to permit users of the Yahoo Properties to download and print the Licensor Content. Yahoo's license to modify the Licensor Content shall be limited to modifying the Licensor Content to fit the format and overall "look and feel" of the Content Pages or Yahoo Properties.

         (b) A non-exclusive, worldwide, license to use, reproduce and display the Licensor's Brand Features: (i) in connection with the presentation of the Licensor Content in the Yahoo Properties; and (ii) in connection with the marketing and promotion of the Licensor Content in connection with the Yahoo Properties.

         (c) Subject to the restrictions and obligations herein, Yahoo shall be entitled to sublicense the rights set forth in this
                  Section 2.1 (i) to its Affiliates only for inclusion in Yahoo Properties, (ii) in connection with any mirror site or derivative site of a Yahoo Property, (iii) in connection with any distribution arrangement concerning a Yahoo Property, and
                  (iv) in connection with other devices where a user can access the internet.

         (d) Yahoo agrees that any and all use of Licensor's Brand Features by Yahoo, its Affiliates, or any other sublicensees will at all times comply with Licensor's reasonable trademark guidelines as attached hereto as Exhibit "D" and any updates to such guidelines as provided by Licensor to Yahoo from time to time.

2.2      Yahoo's Responsibilities.

         (a) Yahoo will be responsible for the design, layout, posting, and maintenance of the Content Pages. Yahoo shall give its users the option to add the Licensor Content into the appropriate areas of their personalized and customizable web pages in accordance with Yahoo's service currently named "Yahoo Finance." Licensor shall offer such users the opportunity to register for subscription to Licensor's service on a limited free-trial basis through a registration page on the Licensor's Site ("Registration Page") upon such users' Click-throughs from



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                  headlines of stories requiring registration on the Licensor
                  Site ("Licensor Premium Content"). The content, context, images, format, layout and "look and feel" of the Registration Page shall be controlled and designed by Licensor, subject to Yahoo's reasonable approval, not to be unreasonably withheld or delayed. Click-throughs from head lines of stories which are not Licensor Premium Content shall go directly on a page on the Licensor Site containing the full text of that story. Yahoo shall have the sole right to sell and retain all revenues with respect to advertising and promotions that appear on the Yahoo Properties.

         (b) Yahoo will not alter or impair any acknowledgment of copyright or other Intellectual Property Rights of Licensor that may appear in the Licensor Content and the Licensor Brand Features, including all copyright, trademark and similar notices that Licensor may reasonably request.

2.3      Licensor's Responsibilities.

         (a) Licensor will provide on-going assistance to Yahoo with regard to technical, administrative and service-oriented issues relating to the utilization, transmission and maintenance of the Licensor Content, as Yahoo may reasonably request.

         (b) Licensor also shall provide Yahoo with reasonable prior notice of any significant enhancements that generally affect the appearance, updating, delivery or other elements of the Licensor Content. Licensor will use its reasonable best efforts to ensure that the Licensor Content is accurate, comprehensive and updated regularly.

         (c)      *****



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         (d)      *****

Section 3:        Compensation.

3.1 Slotting Fee. In consideration of Yahoo's performance and obligations as set forth herein, Licensor will pay Yahoo an annual, non-refundable slotting fee during the Term (as such term is defined in Section 6 herein) equal to *****. Such fee shall be paid to Yahoo as set forth below with the first payment designated as a set up fee for the design, consultation, development, implementation and placement of the Licensor Content.

            Payment                               Date
            --------------------------------------------------------------
            $*****                upon execution of this Agreement
            $*****/month          commencing February 15, 1999 and continuing
                                  monthly thereafter until December 15, 1999

3.2      *****

3.3 Payment Information. All slotting fee payments are due on the first day of each calendar month. ***** Yahoo shall provide Licensor with a Click- Through report specifying the total number of Click-throughs recorded by Yahoo for the preceding month within 15 days of the end of each month during the Term. ***** All payments herein are non-refundable and non-creditable and shall be made by Licensor via wire transfer into Yahoo's main account pursuant to the wire transfer instructions set forth on Exhibit C.

3.4 Late Payments. Any portion of the above payments which has not been paid to Yahoo on the dates set forth above shall bear interest at the lesser of (i) one percent (1%) per month commencing five (5) days after Licensor's receipt of notice of delinquency or (ii) the maximum amount allowed by law. Notwith-


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         standing the foregoing, any failure by Licensor to make the payments specified in Sections 3.1 and 3.2 on the dates set forth therein shall constitute a material breach of this Agreement.


3.5 Audit. Licensor is entitled to more than once every twelve (12) months during the term of this Agreement on notice to the Yahoo, to audit or have its external auditors audit the Yahoo's books and records, which relate directly to the number of Click-throughs reported by Yahoo and calculation of payments due to Yahoo hereunder. Any such audit will be conducted during Yahoo's normal business hours and at Yahoo's location where the relevant records are kept in the normal course of business and shall be conducted to minimize any disruption to Yahoo's business activities. In the event the audit reveals that the number of actual Click-throughs exceeds the number reported by Yahoo, Yahoo will immediately pay refund the difference (required payment minus actual payment) to Licensor together with any interest accumulated at the lesser of (i) one percent (1%) per month commencing upon the date of Yahoo's receipt of such actual payment from Licensor or (ii) the maximum amount allowed by law.

Section 4:        Indemnification.

Licensor, at its own expense, will indemnify, defend and hold harmless Yahoo, its Affiliates and their employees, representatives, agents and affiliates, against any claim, suit, action or other proceeding brought against Yahoo or an Affiliate based on or arising from a claim that the Licensor Content or any Licensor Brand Feature infringes in any manner any Intellectual Property Right of any third party or contains any material or information that is obscene, defamatory, libelous, slanderous, that violates any person's right of publicity, privacy or personality, or has otherwise resulted in any tort, injury, damage or harm to any person; provided however, that in any such case: (x) Yahoo provides Licensor with prompt notice of any such claim; (y) Yahoo permits Licensor to assume and control the defense of such action, with counsel chosen by Licensor (who shall be reasonably acceptable to Yahoo); and (z) Licensor does not enter into any settlement or compromise of any such claim without Yahoo's prior written consent, which consent shall not be unreasonably withheld. Licensor will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or


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otherwise incurred by Yahoo or an Affiliate in connection with or arising from any such claim, suit, action or proceeding. It is understood and agreed that Yahoo does not intend and will not be required to edit or review for accuracy or appropriateness any Licensor Content.

Section 5:        Limitation of Liability.

         EXCEPT AS PROVIDED IN SECTION 5, UNDER NO CIRCUMSTANCES SHALL LICENSOR, LICENSOR'S LICENSORS, YAHOO, OR ANY AFFILIATE BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

Section 6:        Term and Termination.

6.1 Initial Term and Renewals. This Agreement will become effective as of the Effective Date and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective for an initial term of twelve (12) months following the first date of public availability of the Licensor Content on the Content Pages within a Yahoo Property (the "Initial Term"). After the Initial Term, this Agreement will be automatically renewed for successive additional one year periods ("Extension Terms"), unless otherwise terminated by either party by giving notice to the other party not less than sixty (60) days prior to the end of a Term. As used herein, the "Term" means the Initial Term and any Extension Term(s).

6.2 Termination for Cause. Notwithstanding the foregoing, this Agreement may be terminated by either party immediately upon notice if the other party: (w) becomes insolvent; (x) files a petition in bankruptcy; (y) makes an assignment for the benefit of its creditors; or (z) breach any of its obligations under this Agreement in any material respect, which breach is not remedied within thirty (30) days (ten (10) days in the case of a failure to pay) following written notice to such party.


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6.3      Effect of Termination. Any termination pursuant to this Section 6 shall be without any liability or obligation of the terminating party, other than with respect to any breach of this Agreement prior to termination. The provisions of Sections 3, 4, 5, 7, 9, and this Section 6.3 shall survive any termination or expiration of this Agreement.

Section 7:        Ownership.

7.1 By Licensor. Yahoo acknowledges and agrees that: (i) as between Licensor on the one hand, and Yahoo and its Affiliates on the other, Licensor owns all right, title and interest in the Licensor Content and the Licensor Brand Features; (ii) nothing in this Agreement shall confer in Yahoo or an Affiliate any right of ownership in the Licensor Content or the Licensor Brand Features. No licenses are granted by either party except for those expressly set forth in this Agreement.

7.2 By Yahoo. Licensor acknowledges and agrees that: (i) as between Licensor on the one hand, and Yahoo and its Affiliates on the other, Yahoo or the Affiliates own all right, title and interest in any Yahoo Property and the Yahoo Brand Features; (ii) nothing in this Agreement shall confer in Licensor any license or right of ownership in the Yahoo Brand Features; and (iii) Licensor shall not now or in the future contest the validity of the Yahoo Brand Features. No licenses are hereby granted by Yahoo.

Section 8:        Public Announcements and Co-branding Promotions.

         The parties will cooperate to create any and all appropriate public announcements relating to the relationship set forth in this Agreement. Neither party shall make any public announcement regarding the existence or content of this Agreement without the other party's prior written approval and consent. Yahoo shall notify its users of the availability of Licensor Content via the Content Pages and Yahoo Properties through text links, advertising banners and other promotional activities ("Promotions"). The parties may agree to co-brand such Promotions (e.g. "customize Yahoo Financial news to include headlines from TheStreet.com"), in a manner and for a price that is mutually agreeable to the parties.


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Section 9:        Notice; Miscellaneous Provisions..

9.1 Notices. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051, Fax: (408) 731-3301
         Attention: Vice President (e-mail: *****, with a copy to its General Counsel *****, and if to Licensor at the physical and electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

Miscellaneous Provisions. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; provided, however, that: (i) either party may assign this Agreement without such consent in connection with any merger, consolidation, any sale or assignment of all or substantially all of such party's assets or any other transaction in which more than fifty percent (50%) of such party's voting securities or membership interests are transferred. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void. This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force. Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship or any other form of legal association between the parties. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights. This Agreement and its Exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. This Agreement may be executed in any number of


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counterparts, all of which taken together shall constitute a single instrument.
Execution and delivery of this Agreement may be evidenced by facsimile transmission.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

         YAHOO! INC.                        THESTREET.COM, INC.

By: /s/ Ellen Simonoff                      By: /s/ Brendon Amyot
   ------------------------------              ---------------------------------

Title: VP Business Development              Title: VP General Manager - Consumer
       --------------------------                 ------------------------------

Address: 3420 Central Parkway               Address: 2 Rector Street, 14th Floor
        -------------------------                   ----------------------------

        Santa Clara, CA 95051                       NY, NY 10006
        -------------------------                   ----------------------------

Telecopy: *****                             Telecopy:
         ------------------------                    ---------------------------

E-mail:   *****                             E-mail:   *****
       --------------------------                  -----------------------------

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                                    EXHIBIT A

                             LICENSOR BRAND FEATURES

TheStreet.com
TheStreet.com related logos



                              YAHOO BRAND FEATURES

Yahoo!
Yahoo related logos


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                                    EXHIBIT B
                                LICENSOR CONTENT

Headlines (and related ticker symbols and URIs of full-text stories on Licensor's own site) of stories relating to business, financial, industry and technology news. Licensor Content shall include all TheStreet.com stories EXCEPT those stories which are hosted on Yahoo!. The excluded content shall be:

Wrong!
View from TheStreet.com
Silicon Valley
Online Brokerage
FundWatch

The above list may be modified from time to time by the parties.


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                                    EXHIBIT C

                           Wire Transfer Instructions

Yahoo's Bank Information:

Institution Name:                                    *****
Institution Address:                                 *****
ABA:                                                 *****
Beneficiary Name:                                    *****
Beneficiary Account Number:                          *****


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                                    EXHIBIT D

             THESTREET.COM INC. - SERVICE AND TRADEMARK GUIDELINES

When used in these guidelines, for ease of reference the term trademark refers to both trademarks and service marks.

1. TheStreet.com trademarks must be used as adjectives, not nouns
Trademarks are adjectives, and should always be used with the generic term that they modify. For example:

         CORRECT:            TheStreet.com services are excellent.
         INCORRECT:          TheStreet.com is the ideal service for your needs.

The above is the most important rule of trademark usage. The word "service", or similar generic language (i.e. financial information service), should immediately follow all TheStreet.com trademarks in each piece of advertising, promotion or other written material. On occasion, the generic term may be omitted where the immediate context makes it clear that a generic term is intended, such as in repetitive uses of the trademark within a single paragraph or section, but these exceptions should be used with care. The generic term should always be used at the beginning of a piece and at significant points subsequently. In addition, Intuit trademarks must not be used as possessives. (This follows from the principle that trademarks are adjectives, not nouns). For example:

         CORRECT:            The quality of TheStreet.com is outstanding.
         INCORRECT:          TheStreet.com quality is outstanding.

2. Retain the distinctive appearance of TheStreet.com trademarks without using specialized type or logo forms.
TheStreet.com trademarks should always be presented in a distinctive, but non-stylized fashion. Special typefaces/fonts should not be used, and Company logos and typefaces cannot be used. This means that the marks must appear in a regular typeface while retaining their distinctive capitalization and/or spacing. Marks may also appear in all upper-case letters while retaining correct spacing. For example:


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         CORRECT:            TheStreet.com service
         INCORRECT:          TheStreet.com service

3. Use appropriate status and ownership legends with TheStreet.com trademarks. All TheStreet.com trademarks that are not registered should appear with the super script TM. The appropriate legend must be used each time TheStreet.com trademark is printed. (Please contact TheStreet.com if you need information on the registration status of a particular trademark.) In addition, all written documents, displays or advertisements which include TheStreet.com trademark must contain the appropriate ownership legend, ideally at the beginning of the piece. For example:

         TheStreet.com and TheStreet.com logo are service marks of TheStreet.com, Inc.

4. Do not use TheStreet.com trademarks in company names or on direct business source identifiers.
TheStreet.com trademarks may not be used in company names or on direct business source identifiers like stationery, business cards, and company signs unless specifically authorized. These items identify the name of a business and, thus, the source of its products or services. In order to avoid any possible confusion with regard to the source of TheStreet.com services, no use of TheStreet.com trademarks on these identifiers is allowed unless prior written approval is obtained. (Of course, the use of TheStreet.com trademarks in detailed brochures, certain advertisements, presentations and the like, is permitted as long as all of the other guidelines contained herein are followed.)

5. Only TheStreet.com may use its trade name, trademark and logo trademark. No one except TheStreet.com may use its name, trademark or logo trademark in connection with the sale, provision or advertisement of any product or service. The only use of its name that is permitted (in connection with selling products or services) is to display the ownership legend for TheStreet.com trademarks, as shown above.


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